SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 27, 2003

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                               0-7246                               95-2636730

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code 304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events.

On March 11, 2003, the Company issued a news release announcing the planned retirement of CEO and Chairman James N. Ryan. The news release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

EXHIBIT INDEX

    The press release of Petroleum Development Corporation, dated March 11, 2003 announcing the planned retirement of CEO and Chairman James N. Ryan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date March 11, 2003

By  /s/ Dale G. Rettinger

        Dale G. Rettinger